UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

J.CREW GROUP, INC.

Commission File Number: 001-32927

Delaware	22-2894486
(Registrant, State of Incorporation	(I.R.S. Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2010, at the 2010 Annual Meeting of Stockholders of J.Crew Group, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) to increase the number of shares reserved for issuance by 3,000,000 shares. The Company’s stockholders also approved the J.Crew Group, Inc. Executive Management Bonus Plan (the “Bonus Plan”).

A description of the material terms of the 2008 Plan and the Bonus Plan were included in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 19, 2010.

Items 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting of Stockholders was held on June 8, 2010. David House, Heather Reisman and Stuart Sloan were elected to the Board of Directors for a term of three years. Of the 60,509,274 shares present in person or represented by proxy at the meeting, the voting results were as follows:

1.	Election of Directors.

Name	For	Withheld	Broker Non-Votes
David House	57,172,379	501,235	2,835,660
Heather Reisman	57,138,526	535,088	2,835,660
Stuart Sloan	53,415,574	4,258,040	2,835,660

2.	Approval of an amendment to the Company’s 2008 Plan.

For	Against	Abstain	Broker Non-Votes
40,758,275	16,392,209	523,130	2,835,660

3.	Approval of the Bonus Plan.

For	Against	Abstain
59,880,001	598,589	30,684

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

For	Against	Abstain
60,093,7908	403,968	11,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

By:	/S/ JAMES S. SCULLY
Name:	James S. Scully
Title:	Chief Administrative Officer and
Chief Financial Officer

Date: June 9, 2010

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